Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 15, 2022, with respect to the consolidated financial statements of Clearday, Inc. and Subsidiaries (formerly Superconductor Technologies, Inc. and Subsidiaries) (hereinafter referred to as ‘the Company’) on Form 10-K for the year ended December 31, 2021. We hereby consent to incorporation by reference of said report in the Registration Statement of the Company on Form S-3, File No. 333-228676.

/s/ Turner, Stone & Company, LLP

Dallas, Texas

April 15, 2022